Execution Version

Exhibit (d)(9)

AMENDED AND RESTATED LIMITED GUARANTEE

This Amended and Restated Limited Guarantee, dated as of December 7, 2024 (this “Limited Guarantee”), by Hildred Perennial Partners I, LP, Hildred Capital Co-Invest-REBA, LP, Hildred Equity Partners III, LP and Hildred Equity Partners III-A, LP, each a Delaware limited partnership (each of the foregoing, a “Guarantor” and collectively, the “Guarantors”) and solely for the purposes of Section 10, Hildred Equity Partners II, LP, Hildred Equity Associates II, LP, Hildred Equity Partners II-FR, LP and Hildred Equity Partners II-A, LP, each a Delaware limited partnership, is made in favor of Revance Therapeutics, Inc., a Delaware corporation (the “Company”), and amends and restates in its entirety the limited guarantee, dated as of August 11, 2024, previously entered into by the parties thereto. Reference is hereby made to the Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, by and among Crown Laboratories, Inc., a Delaware corporation (“Parent”), Reba Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent, and the Company. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

1. Limited Guarantee. Subject to the terms and conditions hereof, the Guarantors, in accordance with their respective Pro Rata Percentages (as hereinafter defined), hereby absolutely, irrevocably and unconditionally guarantee to the Company, the due and punctual, and full and complete, payment and discharge of Parent’s obligation to pay to the Company (a) the Parent Termination Fee pursuant to the terms of Section 10.3(c) of the Merger Agreement (the “Termination Fee”), (b) if applicable, the Default Payment if due and payable pursuant to the terms of Section 10.3(e) of the Merger Agreement, and (c) any reimbursement obligations to the extent due and payable by Parent pursuant to the terms of Sections 8.4(e) and (f) of the Merger Agreement (provided that Parent’s obligation to reimburse such costs and expenses as set forth in Section 8.4(e) of the Merger Agreement shall not exceed $1,000,000) (together with the Termination Fee and the Default Payment, the “Guaranteed Obligation”); provided, that this Limited Guarantee will expire and will have no further force or effect, and the Company and its Affiliates will have no rights hereunder, upon termination of the obligations and liabilities of the Guarantors hereunder in accordance with Section 6 hereof. The Company hereby agrees that the Guarantors shall in no event collectively be required to pay more than the Guaranteed Obligation (or, in the case of each Guarantor, its Pro Rata Percentage of the Guaranteed Obligation) or make any payment (other than payment of the Guaranteed Obligation) pursuant to this Limited Guarantee (with it being understood and agreed that, in circumstances where the Parent Termination Fee is owed by Parent, Parent shall have no other payment obligations to the Company and this Limited Guarantee shall be construed accordingly), that no Guarantor or Guarantor Affiliate (as hereinafter defined) shall have any obligation or liability to any Person relating to, arising out of or in connection with, this Limited Guarantee (other than for the Guaranteed Obligation), and that this Limited Guarantee may not be enforced against the Guarantors without giving effect to these limitations (with it being understood and agreed that such limitations are an integral part of each Guarantor executing and delivering this Limited Guarantee and no Guarantor would have delivered this Limited Guarantee if such limitations were not given full force and effect). For the avoidance of doubt, in no event will the maximum amount of the Guaranteed Obligation exceed $21,059,000.00 in the aggregate. All payments hereunder shall be made in lawful money of the United States, in immediately available funds.

2. Terms of Limited Guarantee.

(a) This Limited Guarantee is one of payment, not collection, and a separate action or actions may be brought and prosecuted against the Guarantors to enforce this Limited Guarantee, irrespective of whether any action is brought against Parent or whether Parent is joined in any such action or actions.

(b) Except as otherwise provided herein and without amending or limiting the other provisions of this Limited Guarantee (including Section 6 hereof), the liability of the Guarantors under this Limited Guarantee shall, to the fullest extent permitted under applicable Law, be absolute and unconditional irrespective of:

(i) any change in the corporate existence, structure or ownership of Parent or any Guarantor, or any insolvency, bankruptcy, reorganization, moratorium or other similar proceeding affecting Parent or any Guarantor or any of their respective assets;

(ii) any waiver, amendment or modification of the Merger Agreement in accordance with its terms, or change in the time, manner, place or terms of payment or performance, or any change or extension of the time of payment or performance of, renewal or alteration of, any Guaranteed Obligation, any escrow arrangement or other security therefor, any liability incurred directly or indirectly in respect thereof, or any agreement entered into by the Company, on the one hand, and Parent, on the other hand, in connection therewith;

(iii) the existence of any claim, set off or other right that the Guarantors may have at any time against Parent or the Company, whether in connection with any Guaranteed Obligation or otherwise;

(iv) the failure or delay on the part of the Company to assert any claim or demand or to enforce any right or remedy against Parent or any Guarantor;

(v) the adequacy of any other means the Company may have of obtaining payment related to the Guaranteed Obligation;

(vi) the addition, substitution or release of any Person now or hereafter liable with respect to the Guaranteed Obligation or otherwise interested in the transactions contemplated by the Merger Agreement (including any other Guarantor);

(vii) or any other act or omission that may or might in any manner or to any extent vary the risk of the Guarantors or otherwise operate as a discharge of the Guarantors as a matter of Law or equity (other than payment of the Guaranteed Obligation or as permitted by Section 2(e) of this Limited Guarantee).

(c) The Guarantors hereby waive any and all notice of the creation, renewal, extension or accrual of the Guaranteed Obligation and notice of or proof of reliance by the Company upon this Limited Guarantee or acceptance of this Limited Guarantee. The Guaranteed Obligation shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Limited Guarantee, and all dealings between Parent or the Guarantors, on the one hand, and the Company, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Limited Guarantee. When pursuing its rights and remedies hereunder against any Guarantor, the Company shall be under no obligation to pursue such rights and remedies it may have against Parent or any Guarantor for the Guaranteed Obligation or any right of offset with respect thereto, and any failure by the Company to pursue such other rights or remedies or to collect any payments from Parent or any Guarantor or to realize upon or to exercise any such right of offset shall not relieve any Guarantor of any liability hereunder.

(d) The Company shall not be obligated to file any claim relating to any Guaranteed Obligation in the event that Parent becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Company to so file shall not affect the Guarantors’ obligations hereunder. Notwithstanding any other provision of this Limited Guarantee, in the event that any payment to the Company in respect of any Guaranteed Obligation is rescinded or must otherwise be returned for any reason whatsoever, this Limited Guarantee shall continue to be effective or reinstated, as the case may be, and the Guarantors shall remain liable hereunder with respect to the Guaranteed Obligation as if such payment had not been made.

(e) Notwithstanding any other provision of this Limited Guarantee, the Company hereby agrees that (i) each of the Guarantors may assert, as a defense to, or release or discharge of, any payment or performance by such Guarantor under this Limited Guarantee or any claim, set-off, deduction, defense or release that Parent or Merger Sub could assert against the Company under the terms of, or with respect to, the Merger Agreement (including, without limitation, any such claim or defense that the Parent Termination Fee is not then required to be due and payable by Parent pursuant to the terms and conditions of the Merger Agreement) and (ii) to the extent Parent or Merger Sub is relieved of all or any portion of the Guaranteed Obligation under the Merger Agreement, the Guarantors shall likewise automatically and without any further action on the part of any Person be relieved of their obligations under this Limited Guarantee.

3. Waiver of Acceptance, Presentment; Etc. Without amending or limiting the other provisions of this Limited Guarantee (including Section 6 hereof), the Guarantors irrevocably waive any promptness, diligence, acceptance hereof, presentment, demand, protest and any notice of any kind not provided for herein or not required to be provided to Parent or Merger Sub under or in connection with the Merger Agreement, other than defenses that are available to Parent or Merger Sub (i) under the Merger Agreement, (ii) in respect of a breach by the Company of this Limited Guarantee and (iii) in respect of fraud or the Willful and Material Breach of the Company in connection with the Merger Agreement or the transactions contemplated thereby. Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in this Limited Guarantee are knowingly made in contemplation of such benefits.

4. Sole Remedy.

(a) The Company acknowledges the separate legal entity existence of Parent and Merger Sub apart from each of the Guarantors. The Company further agrees and acknowledges that no Person other than the Guarantors has any obligations hereunder and that, notwithstanding that the Guarantors may be limited partnerships, the Company does not have any remedy, recourse or right of recovery against, or contribution from, (i) any former, current or future direct or indirect general or limited partner, stockholder, holder of any equity, partnership or limited liability company interest, officer, member, manager, director, employee, agent, attorney, controlling Person, assignee or affiliate of any Guarantor, (ii) Parent or Merger Sub, (iii) any lender or prospective lender, lead arranger, arranger, agent or representative of or to Parent or Merger Sub or (iv) any former, current or future direct or indirect general or limited partner, stockholder, holder of any equity, partnership or limited liability company interest, officer, member, manager, director, employee, agent, attorney, controlling Person, assignee or affiliate of any of the foregoing (other than Parent, Merger Sub and any of the Guarantors) (those Persons and entities described in the foregoing clauses (i) through (iv) being referred to herein collectively as “Guarantor Affiliates”), through any Guarantor, Parent, Merger Sub or otherwise, whether by or through attempted piercing of the corporate veil or similar action, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law, by or through a claim by or on behalf of any Guarantor, Parent or Merger Sub against any Guarantor or any Guarantor Affiliate, or otherwise, except for the Retained Claims (as defined below); provided, however, that in the event any Guarantor (x) consolidates with or merges with any other Person and is not the continuing or surviving entity of such consolidation or merger or (y) transfers or conveys all or a substantial portion of its properties and other assets to any Person such that the sum of all of such Guarantor’s remaining net assets plus uncalled capital commitment is less than such Guarantor’s Pro Rata Percentage (as defined below) of the Parent Termination Fee, then, and in each such case, the Company may seek recourse, whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding or by virtue of any statute, regulation or other applicable Law, against such continuing or surviving entity or such Person (in either case, a “Successor Entity”), as the case may be, but only to the extent of the unpaid liability hereunder up to the applicable Pro Rata Percentage of the Guaranteed Obligations for which such Guarantor is liable, as determined in accordance with this Limited Guarantee. As used herein, unless otherwise specified, the term Guarantor shall include such Guarantor’s Successor Entity.

(b) The Company hereby covenants and agrees that it shall not institute, and shall cause each of its Subsidiaries, Affiliates, the other Company Related Parties and their respective Representatives not to institute, directly or indirectly, any Action or bring any claim arising under, or in connection with, this Limited Guarantee, the Offer, the Merger Agreement, the Equity Commitment Letter, the Debt Commitment Letter or the transactions contemplated hereby or thereby, against any Guarantor or any Guarantor Affiliate except for (i) claims by the Company against any Guarantor under, in accordance with and subject to all limitations of this Limited Guarantee (the “Retained Guaranty Claims”), (ii) claims by the Company against Parent under and in accordance with and subject to all limitations set forth in the Merger Agreement (the “Retained Merger Agreement Claims”), (iii) with respect to the Mutual Nondisclosure Agreement, dated January 28, 2024, between the Company and Hildred Capital Management, LLC (“Hildred”, and such Mutual Nondisclosure Agreement, the “NDA”), claims by the Company against Hildred under and in accordance with the NDA (the “Retained NDA Claims”) or (iv) to the extent (but only to the extent) the Company is expressly entitled to enforce the Equity Commitment Letter in accordance with Section 7 of the Equity Commitment Letter and Section 11.8 of the Merger Agreement, and subject to all of the terms, conditions and limitations herein and therein, claims by the Company against Parent seeking to cause Parent to enforce the Equity Commitment Letter in accordance with its terms (the “Retained Equity Commitment Claims” and together with the Retained Guaranty Claims, the Retained Merger Agreement Claims and the Retained NDA Claims, the “Retained Claims”).

(c) Recourse (i) against each Guarantor, as applicable, solely with respect to the Retained Guaranty Claims, (ii) against Parent with respect to the Retained Merger Agreement Claims, (iii) against Hildred solely with respect to the Retained NDA Claims and (iv) against Parent and the Investors (as defined in the Equity Commitment Letter) with respect to the Retained Equity Commitment Claims, shall be the sole and exclusive remedy of the Company and all of its Affiliates against any Guarantor or any Guarantor Affiliate in respect of any liabilities or obligations arising under, or in connection with, the Offer, the Merger Agreement, this Limited Guarantee, the Equity Commitment Letter and the NDA or the transactions contemplated thereby and hereby, and such recourse shall be subject to the limitations described herein and therein.

5. Subrogation. The Guarantors will not exercise any rights of subrogation or contribution against Parent, whether arising by contract or operation of Law (including, without limitation, any such right arising under bankruptcy or insolvency Laws) or otherwise, by reason of any payment by any of them pursuant to the provisions of Section 1 hereof unless and until the Guaranteed Obligation (subject to such Guarantor’s Pro Rata Percentage of the Guaranteed Obligation) have been paid in full.

6. Termination.

(a) No Guarantor shall have any further liability or obligation under this Limited Guarantee from and after the earliest to occur of (i) the Acceptance Time, the consummation of the Offer and the Merger, and satisfaction of the Required Amount, (ii) termination of the Merger Agreement in accordance with its terms (other than a termination of the Merger Agreement for which a Parent Termination Fee is, in accordance with Section 10.3(c) of the Merger Agreement, due and owing by Parent (any such termination for which the Parent Termination Fee is so due and owing, a “Qualifying Termination”)), (iii) the 90th day after a Qualifying Termination unless prior to the 90th day after a Qualifying Termination, the Company shall have commenced a suit, action or other Legal Proceeding against Parent alleging a Parent Termination Fee is due and owing or against the Guarantors that amounts are due and owing from the Guarantors pursuant to Section 1 hereof (a “Qualifying Suit”); provided that if a Qualifying Termination has occurred and a Qualifying Suit is filed prior to the 90th day after a Qualifying Termination, no Guarantor shall have any further liability or obligation under this Limited Guarantee from and after the earliest of (w) the Acceptance Time, (x) a final, non-appealable resolution of such Qualifying Suit determining that either Parent does not owe a Parent Termination Fee or that the Guarantors do not owe any amount pursuant to Section 1 hereof, (y) a written agreement among the Guarantors and the Company terminating the obligations and liabilities of the Guarantors pursuant to this Limited Guarantee, and (z) satisfaction of the Guaranteed Obligation by the Guarantors or Parent and (iv) the payment or satisfaction of Guaranteed Obligation due and payable to the Company hereunder.

(b) In the event that the Company, or any of its Subsidiaries commences any action or other Legal Proceeding (i) asserting that the provisions of this Limited Guarantee are illegal, invalid or unenforceable in whole or in part or that the Guarantors are liable in excess of or to a greater extent than the Guaranteed Obligation, (ii) arising under, or in connection with, this Limited Guarantee, the Offer, the Merger Agreement, the Equity Commitment Letter, the Debt Commitment Letter, or the transactions contemplated hereby or thereby, other than a Retained Claim, or (iii) in respect of a Retained Claim in any jurisdiction other than Delaware, then (x) the obligations of the Guarantors under this Limited Guarantee shall terminate ab initio and be null and void, (y) if any Guarantor has previously made any payments under this Limited Guarantee, such Guarantor shall be entitled to recover such payments from the Company, and (z) none of the Guarantors, Parent nor any Guarantor Affiliate shall have any liability to the Company or any of its Affiliates under this Limited Guarantee or with respect to the Merger Agreement, the Equity Commitment Letter, the Debt Commitment Letter or the transactions contemplated hereby or thereby. Upon the request of any Guarantor after any termination of the obligations and liabilities of the Guarantors pursuant to the provisions of this Section 6, the Company shall provide such Guarantor with written confirmation of such termination.

7. Continuing Guaranty. Except to the extent that the obligations and liabilities of the Guarantors are terminated pursuant to the provisions of Section 6 hereof, this Limited Guarantee (a) may not be revoked or terminated, (b) is a continuing one, and (c) shall remain in full force and effect as to a given Guarantor until the indefeasible payment and satisfaction in full of such Guarantor’s Pro Rata Percentage of the Guaranteed Obligation, shall be binding upon each Guarantor, its successors and permitted assigns, and shall inure to the benefit of, and be enforceable by, the Company and its successors and permitted transferees and assigns. All obligations to which this Limited Guarantee applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.

8. Release. By its acceptance of this Limited Guarantee, to the maximum extent permitted by law, the Company, on its own behalf and, on behalf of each of the Company Related Parties (collectively, the “Releasing Persons”) hereby waives each and every right of recovery against each Guarantor and each Guarantor Affiliate under or in connection with or related to this Limited Guarantee, the Offer, the Merger Agreement, the Equity Commitment Letter, the Debt Commitment Letter or the transactions contemplated hereby or thereby or otherwise relating thereto and hereby releases each Guarantor and each Guarantor Affiliate from and with respect to any claim, known or unknown, now existing or hereafter arising, in connection with this Limited Guarantee, the Offer, the Merger Agreement, the Equity Commitment Letter, the Debt Commitment Letter or any of the transactions contemplated hereby or thereby or otherwise relating thereto, whether by or through attempted piercing of the corporate (or limited liability company or partnership) veil, by or through a claim by or on behalf of any Guarantor, Parent, Merger Sub or any other Person against any Guarantor or any Guarantor Affiliate, or otherwise under any theory of law or equity (the “Released Claims”); provided that the foregoing shall not limit, and the Released Claims shall not include, any of the Retained Claims. Without otherwise limiting the generality of the foregoing or any rights or remedies available to any Guarantor or any Guarantor Affiliate, the Company agrees, on its own behalf and on behalf of the other Releasing Persons, that this Limited Guarantee shall serve as a complete defense to any Released Claim (but expressly excluding any Retained Claim) against any Guarantor or any Guarantor Affiliate.

9. Entire Agreement. This Limited Guarantee, together with the Merger Agreement (including all exhibits, schedules and ancillary documents contemplated thereby), and the Equity Commitment Letter, constitute the entire agreement with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, among Parent, Merger Sub and the Guarantors or any Guarantor Affiliate, on the one hand, and the Company or any of its Affiliates, on the other hand. No representations, warranties, covenants, understandings or agreements, oral or otherwise, relating to the transactions contemplated by this Limited Guarantee exist between any of the parties hereto except as expressly set forth in this Limited Guarantee, the Equity Commitment Letter and the Merger Agreement.

10. Amendments and Waivers. No amendment or waiver of any provision of this Limited Guarantee will be valid and binding unless it is in writing and signed, in the case of an amendment, by the Guarantors and the

Company, or in the case of waiver, by the party against whom the waiver is to be effective. No waiver by any party of any breach or violation of, or default under, this Limited Guarantee, whether intentional or not, will be deemed to extend to any prior or subsequent breach, violation or default hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any party in exercising any right, power or remedy under this Limited Guarantee will operate as a waiver thereof.

11. No Third Party Beneficiaries. Except (a) for the provisions of this Limited Guarantee which reference Guarantor Affiliates (each of which shall be for the benefit of and enforceable by each Guarantor Affiliate) and (b) each parties’ respective successors and permitted assigns, the parties hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Limited Guarantee, and this Limited Guarantee is not intended to, and does not, confer upon any Person other than the parties hereto and the Guarantor Affiliates any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

12. Counterparts and Delivery by Electronic Transmission. This Limited Guarantee and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed (including by electronic signature) by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by pdf, tif, gif, jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

13. Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) one (1) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by hand or by email transmission, in each case to the intended recipient as set forth below:

(a) If to any Guarantor (addressed in such Guarantor’s name):

c/o Hildred Capital Management, LLC

745 5th Avenue, Suite 800

New York, NY 10151

Attention:  David Solomon

Andrew Goldman

Email:    dsolomon@hildredcapital.com

agoldman@hildredcapital.com

with a copy to (which shall not constitute notice):

Kirkland and Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn:   Edward Lee, P.C.

Marshall Shaffer, P.C.

Andrew Norwich

Joshua Kogan, P.C.

Email:

edward.lee@kirkland.com

marshall.shaffer@kirkland.com

andrew.norwich@kirkland.com

jkogan@kirkland.com

(b) If to the Company:

Revance Therapeutics, Inc.

1222 Demondre Street

Nashville, Tennessee 37203

Attention: Mark Foley

Tobin Schilke

Email:   tschilke@revance.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, New York 10001

Attention: Howard Ellin

Demetrius Warrick

Email:   howard.ellin@skadden.com

demetrius.warrick@skadden.com

Any notice received by email at the addressee’s email address or otherwise at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address or email address through a notice given in accordance with this Section 13, except that notice of any change to the address, email address or any of the other details specified in or pursuant to this Section 13 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (x) specified in such notice or (y) that is five (5) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 13.

14. Governing Law. THIS LIMITED GUARANTEE SHALL BE GOVERNED BY, INTERPRETED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. ANY AND ALL CLAIMS, CONTROVERSIES AND CAUSES OF ACTION ARISING OUT OF OR RELATING TO THIS LIMITED GUARANTEE, WHETHER SOUNDING IN CONTRACT, TORT OR STATUTE, SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE, INCLUDING ITS STATUTES OF LIMITATIONS, WITHOUT GIVING EFFECT TO ANY CONFLICT-OF-LAWS OR OTHER RULES THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OR STATUTES OF LIMITATIONS OF A DIFFERENT JURISDICTION.

15. Jurisdiction; Venue; Service of Process. Each of the parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to this Limited Guarantee, for and on behalf of itself or any of its properties or assets, in accordance with Section 13 or in such other manner as may be permitted by applicable Law, and nothing in this Section 15 will affect the right of any party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of

Delaware (and any appellate court therefrom) or, if any federal court within the State of Delaware declines to accept jurisdiction over a particular matter, any state court within the State of Delaware (and any appellate court therefrom)) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Limited Guarantee or the transactions contemplated hereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Legal Proceeding arising in connection with this Limited Guarantee or the transactions contemplated hereby will be brought, tried and determined only in the Chosen Courts; (v) irrevocably and unconditionally waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this Limited Guarantee or the transactions contemplated hereby in any court other than the Chosen Courts. Each of the parties agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

16. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS LIMITED GUARANTEE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LIMITED GUARANTEE (INCLUDING ANY SUCH LEGAL PROCEEDING INVOLVING FINANCING SOURCES). EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS LIMITED GUARANTEE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16.

17. Representations and Warranties. Each Guarantor hereby represents and warrants to the Company with respect to itself that (a) it has all limited partnership power and authority to execute, deliver and perform this Limited Guarantee; (b) the execution, delivery and performance of this Limited Guarantee by such Guarantor has been duly and validly authorized and approved by all necessary limited partnership action, and no other proceedings or actions on the part of such Guarantor are necessary therefor; (c) this Limited Guarantee has been duly and validly executed and delivered by it and constitutes a valid and legally binding obligation of it, enforceable against such Guarantor in accordance with its terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect affecting creditors’ rights generally, or by principles governing the availability of equitable remedies; (d) the execution, delivery and performance by such Guarantor of this Limited Guarantee do not and will not (i) contravene, conflict with or result in any violation of any provision of the organizational documents of the Guarantor, (ii) contravene, conflict with or result in any violation of any applicable Law, rule, regulation, decree, order or judgment binding on such Guarantor or its assets or (iii) contravene, conflict with or result in any violation of or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any benefit under, any contract or agreement to which such Guarantor is a party; and (e) such Guarantor has the financial capacity to pay and perform its obligations under this Limited Guarantee, and all funds necessary for such Guarantor to fulfill its Guaranteed Obligation under this Limited Guarantee shall be available to such Guarantor for so long as this Limited Guarantee shall remain in effect in accordance with Section 6 hereof.

18. No Assignment. Neither the Guarantors nor the Company may assign their respective rights, interests or obligations hereunder to any other Person (except by operation of Law) without the prior written consent of the Company (in the case of an assignment by any Guarantor) or the Guarantors (in the case of an assignment by the

Company); provided, however, that the Guarantors may assign their rights, interests, and obligations hereunder, without the prior written consent of the Company, to any Affiliate of the Guarantors; provided, further, that in the case of assignments under the immediately foregoing proviso, notwithstanding any other provision hereof, no such assignment of any of the Guarantors’ rights, interests, or obligations hereunder will relieve the Guarantors of any of their obligations hereunder until such obligations are performed in full by the assignee in accordance with the terms of this Limited Guarantee. Subject to the proceeding sentence, this Limited Guarantee shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and permitted assigns. Any assignment or attempted assignment in violation of this Section 18 shall be null and void.

19. Severability. Any term or provision of this Limited Guarantee that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction; provided, however, that this Limited Guarantee may not be enforced without giving effect to the limitation of the amount payable hereunder with respect to the Guaranteed Obligation provided in Section 1 hereof and to the provisions of Sections 2(e), 4, 5 and 8 hereof. No party hereto shall assert, and each party shall cause its respective Affiliates, members, securityholders and representatives not to assert, that this Limited Guarantee or any part hereof is invalid, illegal or unenforceable.

20. Confidentiality. This Limited Guarantee shall be treated as confidential and is being provided to the Company solely in connection with the execution and delivery of the Merger Agreement. This Limited Guarantee may not be used, circulated, quoted or otherwise referred to in any document (other than the Merger Agreement, the Equity Commitment Letter, and the Debt Commitment Letter), except with the written consent of the Guarantors and the Company; provided, that no such written consent shall be required (and the Guarantors, the Company and its Affiliates shall be free to release such information) in connection with any Legal Proceeding to enforce this Limited Guarantee, the Equity Commitment Letter, or the Merger Agreement or for disclosures to such Person’s respective Representatives, so long as such Persons agree to keep such information confidential on terms substantially identical to the terms contained in this Section 20. Notwithstanding the foregoing, that the Company and the Guarantors may disclose this Limited Guarantee to the extent required by Law; provided that any reference to this Limited Guarantee in any such SEC filings shall be in form and substance agreed by the Company and the Guarantors.

21. Headings. The headings contained in this Limited Guarantee are for convenience purposes only and will not in any way affect the meaning or interpretation hereof.

22. Relationship of the Parties; Several Liability. Each party acknowledges and agrees that (a) this Limited Guarantee is not intended to, and does not, create any agency, partnership, fiduciary or joint venture relationship between or among any of the parties hereto and neither this Limited Guarantee nor any other document or agreement entered into by any party hereto relating to the subject matter hereof shall be construed to suggest otherwise, (b) the obligations of each of the Guarantors under this Limited Guarantee are solely contractual in nature and (c) the determination of each of the Guarantors was independent of each other. Notwithstanding anything to the contrary contained in this Limited Guarantee, the liability of each Guarantor hereunder shall be several, not joint and several, based upon its respective Pro Rata Percentage and no Guarantor shall be liable for any amount hereunder in excess of its Pro Rata Percentage of the Parent Termination Fee. The “Pro Rata Percentage” for each Guarantor is as set forth below:

Hildred Perennial Partners I, LP	10.23%
Hildred Capital Co-Invest-REBA, LP	58.58%
Hildred Equity Partners III, LP	15.98%
Hildred Equity Partners III-A, LP	15.21%

In no event shall Parent or any Guarantor be considered an “Affiliate”, “member”, “securityholder” or “representative” of the Company or a Releasing Person for any purpose of this Limited Guarantee. Nothing herein shall be deemed to limit, amend or release any rights of Parent under the Debt Commitment Letter.

23. Equity Commitment Letter and Debt Commitment Letter. The Company hereby acknowledges that it has received fully executed copies of the Equity Commitment Letter and the Debt Commitment Letter and acknowledges and agrees that, except as expressly and to the extent provided in the Merger Agreement and Section 7 of the Equity Commitment Letter and subject to all of the terms, conditions and limitations herein and therein, nothing contained herein or therein shall entitle the Company or any of its Affiliates to (a) enforce specifically the Equity Commitment Letter or the Debt Commitment Letter or (b) otherwise have any rights as a third party beneficiary or otherwise against the Guarantors or any other Person under the Equity Commitment Letter or the Debt Commitment Letter.

* * * * *

IN WITNESS WHEREOF, the undersigned have executed and delivered this Limited Guarantee as of the date first written above.

GUARANTORS:

HILDRED PERENNIAL PARTNERS I, LP

By:	Hildred Perennial Partners GP I, LP
Its:	General Partner

By:	Hildred Partners UGP, LLC
Its:	General Partner

By:	/s/ Andrew Goldman
Name: Andrew Goldman
Title: Managing Member

By:	/s/ David Solomon
Name: David Solomon
Title: Managing Member

HILDRED CAPITAL CO-INVEST-REBA, LP

By:	Hildred Capital Co-Invest-REBA GP, LP
Its:	General Partner

By:	Hildred Partners UPG, LLC
Its:	General Partner

By:	/s/ Andrew Goldman
Name: Andrew Goldman
Title: Managing Member

By:	/s/ David Solomon
Name: David Solomon
Title: Managing Member

Signature Page to Limited Guarantee

HILDRED EQUITY PARTNERS III, LP

By:	Hildred Equity Partners GP III, LP
Its:	General Partner

By:	Hildred Partners UPG, LLC
Its:	General Partner

By:	/s/ Andrew Goldman
Name: Andrew Goldman
Title: Managing Member

By:	/s/ David Solomon
Name: David Solomon
Title: Managing Member

HILDRED EQUITY PARTNERS III-A, LP

By:	Hildred Equity Partners GP III, LP
Its: General Partner

By:	Hildred Partners UPG, LLC
Its: General Partner

By:	/s/ Andrew Goldman
Name: Andrew Goldman
Title: Managing Member

By:	/s/ David Solomon
Name: David Solomon
Title: Managing Member

Signature Page to Limited Guarantee

And solely for the purposes of Section 10:

HILDRED EQUITY PARTNERS II, LP

By:	Hildred Equity Partners GP II, LP
Its:	General Partner

By:	Hildred Partners UPG, LLC
Its:	General Partner

By:	/s/ Andrew Goldman
Name: Andrew Goldman
Title: Managing Member

By:	/s/ David Solomon
Name: David Solomon
Title: Managing Member

HILDRED EQUITY PARTNERS II-A, LP

By:	Hildred Equity Partners GP II, LP
Its: General Partner

By:	Hildred Partners UPG, LLC
Its: General Partner

By:	/s/ Andrew Goldman
Name: Andrew Goldman
Title: Managing Member

By:	/s/ David Solomon
Name: David Solomon
Title: Managing Member

HILDRED EQUITY PARTNERS II-FR, LP

By:	Hildred Equity Partners GP II, LP
Its: General Partner

By:	Hildred Partners UPG, LLC
Its: General Partner

By:	/s/ Andrew Goldman
Name: Andrew Goldman
Title: Managing Member

By:	/s/ David Solomon
Name: David Solomon
Title: Managing Member

Signature Page to Limited Guarantee

HILDRED EQUITY ASSOCIATES II, LP

By:	Hildred Equity Partners GP II, LP
Its: General Partner

By:	Hildred Partners UPG, LLC
Its: General Partner

By:	/s/ Andrew Goldman_
Name: Andrew Goldman
Title: Managing Member

By:	/s/ David Solomon
Name: David Solomon
Title: Managing Member

Signature Page to Limited Guarantee

Accepted and agreed as of December 7, 2024

COMPANY:
REVANCE THERAPEUTICS, INC.

By:	/s/ Mark J. Foley
Name: Mark J. Foley
Title: Chief Executive Officer

Signature Page to Limited Guarantee